Exhibit (j)(f)

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

TRUSTEES’

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Trustees of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, organized by a special act of the Wisconsin Legislature (the “Company”), by his or her execution hereof, or an identical counterpart hereof, does hereby constitute and appoint John E. Schlifske and Gary A. Poliner, as his or her attorneys-in-fact and agents, and in his or her name, place and stead, to execute and sign any registration statement, including any pre-effective or post-effective amendments thereto, together with all exhibits and schedules thereto and other documents and instruments associated therewith to be filed on either Form N-4 or Form N-6 (or on any other applicable form) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 and/or the Investment Company Act of 1940 in connection with variable contracts issued through separate accounts that are established by the Company, including the following:

(a)	NML Variable Annuity Account A (333-72913);
(b)	NML Variable Annuity Account A (Fee-Based) (333-133380);
(c)	NML Variable Annuity Account B (2-29240);
(d)	NML Variable Annuity Account B (Fee-Based) (333-33232);
(e)	NML Variable Annuity Account C (2-89905-01);
(f)	NML Variable Annuity Account C (Network Edition) (333-133381);
(g)	Northwestern Mutual Variable Life Account (2-89972);
(h)	Northwestern Mutual Variable CompLife (33-89188);
(i)	Northwestern Mutual Variable Executive Life (333-36865);
(j)	Northwestern Mutual Variable Joint Life (333-59103);
(k)	Northwestern Mutual Custom Variable Universal Life (333-136124);
(l)	Northwestern Mutual Executive Variable Universal Life (333-136305); and
(m)	Northwestern Mutual Survivorship Variable Universal Life (333-136308).

Each of the undersigned does hereby further authorize said attorneys-in-fact and agents to make said filings with the SEC and with any federal or state securities or insurance regulatory authority as they determine to be required or necessary. Each of the undersigned hereby ratifies and confirms all acts of each and either of said attorneys-in-fact and agents which they may lawfully do or cause to be done by virtue hereof. As used herein, “variable contracts” means any contracts providing for benefits or values which may vary according to the investment experience of the separate account associated therewith, including variable annuity contracts and variable life insurance policies.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 27th day of July, 2011.

Trustee
Facundo L. Bacardi

/s/ John N. Balboni	Trustee
John N. Balboni

/s/ David J. Drury	Trustee
David J. Drury

/s/ Connie K. Duckworth	Trustee
Connie K. Duckworth

/s/ David A. Erne	Trustee
David A. Erne

/s/ James P. Hackett	Trustee
James P. Hackett

/s/ P. Russell Hardin	Trustee
P. Russell Hardin

/s/ Hand Helmerich	Trustee
Hans Helmerich

/s/ Dale E. Jones	Trustee
Dale E. Jones

/s/ Margery Kraus	Trustee
Margery Kraus

/s/ David J. Lubar	Trustee
David J. Lubar

/s/ Ulice Payne, Jr.	Trustee
Ulice Payne, Jr.

/s/ Gary A. Poliner	Trustee
Gary A. Poliner

/s/ John E. Schlifske	Trustee
John E. Schlifske

/s/ Peter M. Sommerhauser	Trustee
Peter M. Sommerhauser

/s/ Mary Ellen Stanek	Trustee
Mary Ellen Stanek

/s/ Timothy W. Sullivan	Trustee
Timothy W. Sullivan

/s/ S. Scott Voynich	Trustee
S. Scott Voynich

/s/ Ralph A. Weber	Trustee
Ralph A. Weber

/s/ Barry L. Williams	Trustee
Barry L. Williams

/s/ Benjamin F. Wilson	Trustee
Benjamin F. Wilson

/s/ Edward J. Zore	Trustee
Edward J. Zore